Report of Independent Registered
 Public Accounting Firm

To the Shareholders and Board
of Trustees of
Cash Trust Series II:

In planning and performing our
audits of the financial
statements of Treasury Cash Series
II (the "Fund") (the sole portfolio
of Cash Trust Series II) as of
and for the year ended
May 31, 2010, in accordance with
the standards of the Public
Company Accounting
Oversight Board (United States),
 we considered the Fund's internal
 control over financial
reporting, including controls
 over safeguarding securities,
 as a basis for designing our
auditing procedures for the purpose
 of expressing our opinion on
the financial statements
and to comply with the requirements
of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is
 responsible for establishing
 and maintaining effective
internal control over financial
reporting. In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs
of controls. A company's internal
 control over financial reporting
is a process designed to
provide reasonable assurance
 regarding the reliability of
 financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally
accepted accounting principles.
 A company's internal control
over financial reporting
includes those policies and
 procedures that (1) pertain
to the maintenance of records that,
in reasonable detail, accurately
 and fairly reflect the transactions
and dispositions of the
assets of the company; (2) provide
 reasonable assurance that
 transactions are recorded as
necessary to permit preparation
 of financial statements in
 accordance with generally
accepted accounting principles,
 and that receipts and
expenditures of the company are
being made only in accordance
with authorizations of management
 and directors of the
company; and (3) provide
reasonable assurance regarding
 prevention or timely detection
of unauthorized acquisition,
 use or disposition of a
company's assets that could have a
material effect on the financial statements.

Because of its inherent
limitations, internal control
 over financial reporting may not
prevent or detect misstatements.
 Also, projections of any
evaluation of effectiveness to
future periods are subject to
the risk that controls may
become inadequate because of
changes in conditions, or that
the degree of compliance with
 the policies or procedures
may deteriorate.

A deficiency in internal
control over financial
reporting exists when the design or
operation of a control does
not allow management or employees,
 in the normal course of
performing their assigned functions,
 to prevent or detect misstatements
 on a timely basis.
A material weakness is a deficiency,
or a combination of deficiencies,
 in internal control
over financial reporting, such that
 there is a reasonable possibility
that a material
misstatement of the company's annual
 or interim financial statements will not be prevented or detected on a timely basis.



Our consideration of the Fund's
 internal control over financial
 reporting was for the
limited purpose described in the
 first paragraph and would not
 necessarily disclose all
deficiencies in internal control
 that might be material weaknesses
under standards
established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies
in the Fund's internal control
over financial reporting
and its operation, including
controls over safeguarding securities
 that we consider to be a
material weakness as defined above
as of May 31, 2010.

This report is intended solely for
 the information and use of management
 and the Board
of Trustees of  the Fund and the
Securities and Exchange Commission
 and is not intended
to be, and should not be, used by
anyone other than these specified parties.


Ernst & Young LLP

Boston, Massachusetts
July 23, 2010